UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 1, 2004

ASPEN TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24786	04-2739697
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

Ten Canal Park, Cambridge MA	02141
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (617) 949-1000

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

                ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

                ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

                ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

                ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

                On October 1, 2004, we, together with our subsidiaries AspenTech, Inc. and Hyprotech Company, entered into a Settlement Agreement with KBC Advanced Technologies Plc, KBC Advanced Technologies Inc. and AEA Technology Plc.  Pursuant to the settlement agreement, the parties have agreed to settle (1) the arbitration proceedings in England relating to a contract dispute involving the parties and (2) the legal proceedings filed by KBC in state district court in Houston, Texas against us and Hyprotech Company, which arbitration and legal proceedings are more fully described in our Annual Report on Form 10-K for the fiscal year ending June 30, 2004 on file with the Securities and Exchange Commission and available at www.sec.gov.

                The material terms of the Settlement Agreement are included in our press release, dated October 1, 2004, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item by reference.

Item 9.01.  Financial Statements and Exhibits

                (c)           Exhibits

                                Press Release issued by Aspen Technology, Inc. on October 1, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: October 6, 2004	By: /s/ Charles F. Kane
Charles F. Kane Senior Vice President — Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Aspen Technology, Inc. on October 1, 2004.